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                                                                 Exhibit 10.26.1

                              Amendment No. 1 to
                               Therma-Wave, Inc.
                    2000 Employee Stock Purchase Agreement


     The Therma-Wave, Inc. 2000 Employee Stock Purchase Agreement (the "ESPP") is hereby amended effectively as of July 28, 2001 by amending and restating
Section 13 of the ESPP as follows:

     13.  STOCK

          (a) Subject to adjustment as provided in Section 19, the maximum number of Shares which shall be made available for sale under the Plan shall be 1,500,000 Shares or such lesser number of Shares as is determined by the Board. If the Board determines that, on a given Purchase Date, the number of shares with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Offering Date of the applicable Offering Period, or (ii) the number of shares available for sale under the Plan on such Purchase Date, the Board may in its sole discretion provide (x) that the company shall make a pro rata allocation of the Shares of Common Stock available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Purchase Date, and continue all Offering Periods then in effect, or (y) that the company shall make a pro rata allocation of the sharees available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Purchase Date, and terminate any or all Offering Periods then in effect pursuant to Section 20 below. The company may make pro rata allocation of the Shares available on the Offering Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under the Plan by the company's stockholders subsequent to such Offering Date.

     To record the due adoption of the foregoing amendment, Therma-Wave, Inc. has caused the execution hereof by its duly authorized officer.

                                        Therma-Wave, Inc.

                                        By:/s/ L. Ray Christie
                                           -------------------
                                        Title: Vice President, Chief Financial
                                        Officer and Secretary